Exhibit 10.1
                                                                ------------


                      THE LINDEN LIMITED PARTNERSHIP LEASE
                          GIGA INFORMATION GROUP, INC.
                            CAMBRIDGE, MASSACHUSETTS
                                TABLE OF CONTENTS

ARTICLE 1 -   Demised Premises - Term of Lease......................................2
ARTICLE 2 -   Rent..................................................................3
ARTICLE 3 -   Utility Services......................................................5
ARTICLE 4 -   Insurance.............................................................6
ARTICLE 5 -   Use of Demised Premises...............................................8
ARTICLE 6 -   Compliance with Legal Requirements....................................9
ARTICLE 7 -   Renovation, Condition, Repairs and Maintenance Demised Premises......10
ARTICLE 8 -   Alterations and Additions............................................11
ARTICLE 9 -   Discharge of Liens...................................................11
ARTICLE 10 -  Subordination........................................................12
ARTICLE 11 -  Fire, Casualty and Eminent Domain....................................15
ARTICLE 12 -  Indemnification......................................................15
ARTICLE 13 -  Mortgages, Assignments and Subleases by Lessee.......................17
ARTICLE 14 -  Default..............................................................19
ARTICLE 15 -  Surrender............................................................21
ARTICLE 16 -  Quiet Enjoyment......................................................22
ARTICLE 17 -  Acceptance of Surrender..............................................22
ARTICLE 18 -  Notices - Service of Process.........................................22
ARTICLE 19 -  Separability of Provisions...........................................23
ARTICLE 20 -  Miscellaneous........................................................23
ARTICLE 21 -  Option to Extend.....................................................26
ARTICLE 22 -  Right of First Offer.................................................28


                      THE LINDEN LIMITED PARTNERSHIP LEASE
                          GIGA INFORMATION GROUP, INC.
                            CAMBRIDGE, MASSACHUSETTS


           LEASE (hereinafter referred to as "Lease") by and between THE LINDEN LIMITED PARTNERSHIP, a Massachusetts limited partnership (hereinafter called "Lessor"), and GIGA INFORMATION GROUP, INC., a Delaware corporation (hereinafter called "Lessee").

                                   ARTICLE 1
                        DEMISED PREMISES - TERM OF LEASE

           Section 1.01. Upon and subject to the conditions and limitations hereinafter set forth, Lessor does hereby lease and demise unto Lessee a portion of the fourth and fifth floors of the building ("Building") located at, known as and numbered 139 Main Street, Cambridge, Middlesex County, Massachusetts (the "Premises") containing approximately 15,581 square feet of rentable area, as shown on the plan attached hereto and labeled Exhibit "A" (hereinafter referred to as the "Demised Premises") together with the right to use, in common with others entitled thereto, driveways, walkways, hallways, stairways and passenger elevators convenient for access to the Demised Premises and lavatories nearest thereto. Loading docks and areas and freight elevators may be used by Lessee in common with other lessees entitled to the use thereof subject to the rules and regulations established from time to time by Lessor.

           Section 1.02. The term of this Lease shall commence on the earlier to occur of August 1, 1999 or that date upon which Lessee takes occupancy of the space (the "Commencement Date") and the term shall expire five years after the Commencement Date, unless this Lease is sooner terminated as hereinafter provided. If Lessee timely delivered its approved plans for the Landlord's Work (as defined in Section 7.02 below) in the Demised Premises to the Lessor by June 23, 1999, the Commencement Date shall be postponed if the Demised Premises are not ready for occupancy as of August 1, 1999 for reasons beyond the control of Lessee. If the Commencement Date is other than the first day of the month, the balance of the month during which the Commencement Date occurs (the "Commencement Month") shall be added to the first year of the term. Lessor and Lessee agree to execute a document identifying the exact Commencement Date which shall be recordable if required under any Notice of Lease.

           Notwithstanding the foregoing, if Lessee shall take possession of the Demised Premises prior to the Commencement Date, such possession and occupancy shall be under all of the terms, covenants, conditions and provisions of this Lease, including rent. However, Lessee shall have prior access to the Demised Premises for the purpose of installing its communications equipment, to the extent such access does not interfere with completion of Landlord's Work. Lessee agrees, upon request of the Lessor, to execute an estoppel letter in the form to be presented by Lessor, identifying the Commencement Date and the Expiration Date of this Lease.


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           THIS LEASE IS MADE UPON THE FOLLOWING COVENANTS, AGREEMENTS, TERMS,
PROVISIONS, CONDITIONS AND LIMITATIONS, ALL OF WHICH LESSEE COVENANTS AND AGREES TO PERFORM AND COMPLY WITH, EXCEPTING ONLY THE COVENANTS OF THE LESSOR:

                                   ARTICLE 2
                                      RENT

           Section 2.01. The Lessee covenants and agrees to pay to Lessor minimum rent (hereinafter called "Base Rent") for said Premises of Two million seven hundred twenty six thousand six hundred seventy five and 00/100 ($2,726,675.00) dollars for the term hereof which shall accrue at the annual rate of Five hundred forty five thousand three hundred thirty five and 00/100 ($545,335.00) dollars payable in equal monthly installments of Forty five thousand four hundred forty four and 58/100 ($45,444.58) dollars.

Rent for any partial month shall be prorated and paid on the first of that month. All monthly payments are due and payable in advance on the first day of each calendar month, without demand, deduction, counterclaim or setoff. Lessee agrees to pay to Lessor on the date hereof and Lessor acknowledged that it has received from Lessee this day rent for the first month of the term of the Lease.

           Section 2.02. The Lessee shall pay as additional rent to the Lessor 42.91% of any increase over: (i) the annual fiscal year 1999 real estate taxes and other municipal or public assessments (excluding assessments for water and sewer which shall be paid by Lessee pursuant to Section 3.01 hereof) levied against the land and building of which the Demised Premises are a part, and/or
(ii) the annual calendar year 1999 operating expenses for the land and building of which the Demised Premises are a part.

           The additional rent computed under this Section 2.02 shall be prorated should this Lease commence or terminate before: (i) the end of any fiscal tax year for that portion related to taxes; or (ii) the end of any calendar year for that portion related to operating expenses. The Lessee shall pay to Lessor such additional rent within fifteen (15) days after written notice from Lessor to Lessee that it is due. Upon request of Lessor, Lessee shall make monthly payments of additional rent on the first of each month equal to one-twelfth (1/12) of the amount of such additional rent last paid by Lessee or as reasonably projected by Lessor to be due from Lessee, with a final accounting and payment for each tax and operating period to be made within thirty (30) days after written notice from Lessor of the exact amount of such additional rent. Lessor shall endeavor to deliver such final accounting to Lessee on or before May 1st following the calendar year accounted for. In the event taxes on the Demised Premises, based upon which Lessee shall have paid additional rent, are subsequently reduced or abated, Lessee shall be entitled to receive a rebate of 42.91% of the amount abated, provided that the amount of the rebate allocable to Lessee shall in no event exceed the amount of additional rent paid by Lessee for such fiscal year on account of real estate taxes under this Section 2.02, and further provided the rebate allocable to Lessee shall be reduced by 42.91% of


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the cost of obtaining such reduction or abatement. Operating expenses for the purpose of this section shall include all costs incurred by Lessor in connection with the operation of the building of any name, nature or kind, excluding leasing commissions, tenant improvement costs and other expenses of renting space in the building, mortgage debt service and income or corporate excise taxes assessed against the Lessor. Also excluded from operating expenses shall be the following: (1) Ground Rent; (2) Any capital expenditures incurred by Lessor by reason of the fact that the Demised Premises or Building as initially constructed, was not in compliance with then applicable laws, statutes, ordinances, rules and regulations; (3) Expenses in connection with repairs or other costs for which Lessor receives full reimbursement from contractors, other lessees of the Building, insurance proceeds or other third parties; (4) All items and services for which Lessee is separately charged, reimburses Lessor or pays third parties; (5) Attorneys' fees incurred by Lessor in connection with disputes between Lessor and other lessees; and (6) Capital expenditures except for an annual charge-off for (a) capital items required to be made by local, state or federal authorities pursuant to law, regulation or ordinance or (b) expenditures for capital items required to replace or repair worn out or obsolete items or (c) expenditures for items reasonably expected to effect savings in operating expenses. Such capital expenditures to be included in operating expenses as described in (6) above, which are not properly includible in operating expenses for the calendar year in which they were made shall nevertheless be included in operating expenses in each calendar year in which they are made and each year after such capital expenditure is made in the form of an annual charge-off of such capital expenditure determined by: (i) dividing the original cost of the capital expenditure by the number of years of useful life thereof as reasonably determined by Lessor in accordance with generally accepted accounting principals and practices then in effect, and (ii) adding to such quotient an interest factor computed on the unamortized balance of such capital expenditure based upon an interest rate reasonable determined by Lessor, but in no case less than 12%. If Lessor reasonably concludes on the basis of professional knowledge and estimates that a particular capital expenditure will effect savings in Operating expenses and that such annual projected savings will exceed the annual charge-off of capital expenditure computed as aforesaid, then and in such events, the annual charge-off shall be determined by dividing the amount of such capital expenditure by the number of years over which the projected amount of such savings shall fully amortize the cost of such capital item or the amount of such capital expenditure; and by adding the interest factor, as aforesaid.

Lessee shall have the right with reasonable prior notice to Lessor to review Lessor's books and records in connection with Lessor's operating expense and tax statement, within ninety days of Lessee's receipt thereof, in Lessor's office during regular business hours.

           Section 2.03. All payments of rent and additional rent shall be made to the Lessor at c/o The Davis Companies, One Appleton Street, Boston Massachusetts 02116, or as may be otherwise directed by the Lessor in writing.

           Section 2.04. Upon execution of this Lease, Lessee shall deposit with Lessor the sum of $400,000.00 in cash, or in some combination of cash (but not less than $100,000.00 in cash) and irrevocable letter of credit in a form and


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from a financial institution approved by Lessor as security for the payment of all rent and the performance and observance of the agreements and conditions in this Lease contained on the part of Lessee to be performed and observed (the "Security Deposit"). Any cash portion of the Security Deposit shall be held in an interest bearing account or a Certificate of Deposit. Upon Lessee's request accompanied by Lessee's W-9 and provided Lessee is not in default hereunder, interest shall be credited to Lessee annually. In the event of any default or defaults in such payments, performance or observance, Lessor may apply said sum or any part thereof, including any interest then accrued thereon, towards the curing of any such default or defaults and/or towards compensating Lessor for any loss or damage arising from any such default or defaults. If Lessor shall apply said sum or any part thereof, as aforesaid, Lessee shall on demand pay to Lessor the amount so applied by Lessor, to restore the security deposit to the original amount. Upon the yielding up of the Demised Premises at the expiration or earlier termination of this Lease, if Lessee shall not then be in default or otherwise liable to Lessor, said sum or the then unapplied balance thereof plus interest earned but not theretofore paid or credited to Lessee on Security Deposit account shall be returned to Lessee. In the event Lessor's interest in the Premises shall be transferred or assigned and the assigning Lessor shall credit or turn over to such assignee the sum of money referred to above or the unpaid balance thereof, Lessee agrees to look only to the assignee of such assignor with respect to the sum referred to above, its application and return. Upon Lessee's written request to Lessor any time after the second anniversary of the Commencement Date of this Lease, if Lessee's audited financial statements reflect positive Net Income for the preceding calendar year, Lessor agrees to reduce the Security Deposit to $200,000.00 if Lessee has not been in default under the Lease beyond any applicable cure period during the entire period of Lessee's tenancy. Upon Lessee's written request to Lessor any time after the third anniversary of the Commencement Date of this Lease, if Lessee's audited financial statements continue to reflect positive Net Income for the preceding two calendar year(s), Lessor agrees to reduce the Security Deposit to $100,000.00 if Lessee has not been in default under the Lease beyond any applicable cure period during the entire period of Lessee's tenancy.

                                   ARTICLE 3
                                UTILITY SERVICES

           Section 3.01. Lessee agrees to pay, or cause to be paid, as additional rent, all charges for Lessee's utilities, including, without limiting the generality of the foregoing, heat, air conditioning, water (if separately metered to the Demised Premises) and electricity; and Lessee will comply with all contracts relating to any such services. Lessee's charges for such utility usage shall be based upon Lessee's actual usage if separately metered, it being agreed that electricity to power the heat pumps producing heating and air conditioning to the Demised Premises, and electricity to the Demised Premises will be paid for by the Lessee and, as applicable, thermostatically controlled by Lessee. However, if such usage is not separately metered, such usage and billing shall be based upon a percentage of the total bill for such unmetered utilities based upon a fraction equal to Lessee's square footage over the total square footage served by such non-separately metered utilities on a "net rentable" basis. Such additional rent for non-separately metered utilities may


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be estimated monthly by Lessor, based upon prior usage at the building or as projected by the appropriate utility company, and shall be paid monthly by Lessee as billed with a final accounting based upon actual bills every six (6) months. In the event Lessee is billed directly by the utility company for separately metered utilities, then Lessee shall pay such bills directly to the utility company.

           Section 3.02. Lessor agrees to furnish reasonable heat and air conditioning (HVAC) to the Demised Premises, common hallways and lavatories during normal business hours on regular business days during the heating or air conditioning season, as applicable, to light common passageways twenty-four (24) hours a day, to provide hot water to lavatories, and to furnish reasonable cleaning services, including vacuuming and emptying ashtrays and wastebaskets throughout the building and clean common areas, common area glass, common lavatories and glass main entry doorways to the Demised Premises Mondays through Fridays, in substantially the same fashion as furnished in similar buildings in the City of Cambridge all subject to interruption due to accident, to the making of repairs, alterations or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service or supplies from the sources from which they are usually obtained for such building, governmental restraints, or to any cause beyond the Lessor's control. In no event shall Lessor be liable for any interruption or delay in any of the above services for any of such causes. For the purposes of this clause, reasonable heat to common areas shall be defined as a minimum of 66 degrees Fahrenheit between the hours of 7:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday during the months from November through April. Reasonable cooling of common areas shall be provided between the hours of 7:00 a.m. and 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. Saturday during the cooling season. Except as noted below, the building will be open for access to the Demised Premises daily, Monday through Friday, between the hours of 7:00 a.m. and 6:00 p.m. and Saturday between the hours of 9:00 a.m. and 1:00 p.m. The Building will be closed from 6:00 p.m. to 7:00 a.m. Monday through Friday, inclusive, Saturday before 9:00 a.m. and from 1:00 p.m. to midnight, all day Sunday and on legal, state and federal holidays, at which time the building will be locked and secured with access cards provided to Lessor, Lessee and other tenants. Lessee shall have access to the Building and Demised Premises every day, 24 hours per day subject to emergency conditions.

                                   ARTICLE 4
                                   INSURANCE

           Section 4.01. The Lessee shall not permit any use of the Demised Premises which will make voidable any insurance on the property of which the Demised Premises are a part, or on the contents of said property, or which shall be contrary to any requirements or recommendations from time to time established or made by the Lessor's insurer. The Lessee shall, on demand, reimburse the Lessor, and all other tenants, in full for all extra insurance premiums caused by the Lessee's use of the Demised Premises. The use of the Demised Premises strictly for business office purposes as permitted in this Lease will not make voidable Lessor's insurance or cause an increase in Lessor's insurance premiums.


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
           Section 4.02. The Lessee shall maintain with respect to the Demised Premises and the property of which the Demised Premises are a part, Commercial General Liability insurance in the amount of at least $1,000,000.00 combined single limit, bodily injury and property damage per occurrence; $2,000,000.00 annual aggregate with a deductible of no more than $500.00, with companies having Best Insurance Guide Rating of A- or better, qualified to do business in Massachusetts and in good standing therein, insuring the Lessor and its mortgagees, any ground lessors, as well as the Lessee, against injury to persons or damage to property. The Lessee shall also maintain property insurance, including so-called "Improvements and Betterments" coverage, on the Demised Premises and the contents thereon, including any improvements made by Lessee. The Lessee shall deposit with the Lessor certificates of such insurance at or prior to the commencement of the term, and thereafter, at least thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policy shall not be canceled or modified, other than increasing the coverage amount, without at least thirty (30) days prior written notice to each insured named therein and that Lessor, its mortgagees, any ground lessors and Managing Agent which shall be identified by Lessor shall each be named as an additional insured.

           Section 4.03. The Lessor shall maintain at least One Million ($1,000,000.00) Dollars of Commercial General Liability insurance (including so-called umbrella coverage) covering the land and buildings of which the Demised Premises are a part. Lessor shall maintain property insurance on the Premises in the amount of its full replacement value as reasonably determined by Lessor.

           Section 4.04. During all construction by Lessee, if any, Lessee shall maintain adequate builder's risk, liability and workmen's compensation insurance to Lessor's reasonable satisfaction, and Lessor, its mortgagees, any ground lessors and Managing Agent shall each be named as an additional insured on such builder's risk and liability policies.

           Section 4.05. To the extent obtainable from each party's insurance carrier, Lessor and Lessee agree that their insurance policies shall contain waiver of subrogation provisions. Each of Lessor and Lessee, on behalf of itself and its insurers, hereby waives all rights of subrogation and recovery against the other with respect to any damage to property to the extent covered by insurance maintained by the waiving party.

           Section 4.06. Within fifteen (15) days of the date hereof, Lessee shall provide Lessor with Certificates of all insurance maintained or required to be maintained by Lessee.

                                   ARTICLE 5
                            USE OF DEMISED PREMISES

           Section 5.01. The Lessee covenants and agrees to use the Demised Premises only for the purposes of general office use only, and for no other purpose, which use is permitted under applicable zoning laws.


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           Section 5.02. Lessee will not make or permit any occupancy or use of any part of the Demised Premises for any hazardous, offensive, dangerous, noxious or unlawful occupation, trade, business or purpose or any occupancy or use thereof which is contrary to any law, by-law, ordinance, rule, permit or license, and will not cause, maintain or permit any nuisance in, at or on the Demised Premises. The Lessee hereby agrees not to maintain or permit noises, odors, operating methods, or conditions of cleanliness of the Demised Premises or any appurtenance thereto which are reasonably objectionable to Lessor or other tenants. No hazardous substances or wastes shall be brought, kept or maintained on the Demised Premises except in compliance with applicable law. No hazardous waste shall be discharged on the Premises. Customary office supplies may be maintained in amounts and in a manner consistent with reasonable commercial office practices and in compliance with all laws.

           Section 5.03. Lessor and Lessee shall indemnify, defend with counsel reasonably acceptable to the other party and hold the other, Lessor's managing agent and any mortgagee or ground lessor of the Premises and Lessee's and Lessor's directors, partners, and officers and shareholders, fully harmless from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, damages, fines and expenses, including, without limitation, reasonable attorneys fees, consultants' fees, laboratory fees and clean up costs, and the costs and expenses of investigating and defending any claims or proceedings, resulting from, or attributable to (i) the presence of any oils or hazardous substances on the Premises or the Demised Premises arising from the action or negligence of the party against whom indemnity is sought, its officers, employees, contractors, agents and invitees, or arising out of the generation, storage, treatment, handling, transportation, disposal or release by such party of any oils or hazardous substances at or near the Premises or the Demised Premises, and (ii) any violation(s) by such party of any applicable law regarding oils or hazardous substances. This hold harmless and indemnity shall survive the expiration of the term, but shall not include consequential damage or damage to or loss of personal property. Notwithstanding the foregoing, Lessee shall have no liability or obligation arising from the presence of oils or hazardous substances which pre-date the Commencement Date.

           Section 5.04.

           (a) No sign, antenna or other structure or thing, shall be erected or placed on the Demised Premises or any part of the exterior of any building or on the land comprising the Premises or erected so as to be visible from the exterior of the building containing the Demised Premises without first securing the written consent of the Lessor. Lessee shall not post any paper signs in or around the Demised Premises visible from the exterior of the Building or any interior common areas. Lessee shall be given one standard sign to Lessor's specifications at the entry to Demised Premises and on the directory in the lobby of the Building.

           (b) At Lessee's sole cost and expense, subject to Lessor's review and approval, Lessee shall be granted permission to install a tenant identification sign on the exterior of the building. Lessee will obtain any zoning permits required prior to installation and shall install and maintain the sign at its


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own cost. This Lease will in no way be conditioned upon approval of Lessee's identification signage.

           Section 5.05. Lessee will not permit any abandonment of the Demised Premises or any part thereof except

         (a)      to the extent caused by condemnation,

         (b) to the extent caused by damage to or alterations of the Demised Premises pending restoration thereof, or

         (c) as herein otherwise specifically provided or consented to in writing by the Lessor, which shall not be unreasonably withheld.

           The cessation of business operations by Lessee at the Demised Premises shall not per se be considered abandonment if Lessee timely observes and performs all of its other obligations under this Lease and properly and with reasonable continuity monitors and maintains the security of and at the Demised Premises so as to prevent any vandalism thereat or improper use thereof.

           Section 5.06. Lessee will not cause or permit any waste, overloading, stripping, damage, disfigurement or injury of or to the Premises or the Demised Premises or any part thereof. Lessor reserves the right to reasonably prescribe the weight and position of all safes, business machines and mechanical equipment. Such installation shall be placed and maintained by Lessee, at Lessee's expense, in setting sufficient, in Lessor's reasonable judgement, to absorb and prevent vibration, noise and annoyance.

           Section 5.07. Rules and regulations, provided the same are not inconsistent with or in limitation of the provisions of this Lease, affecting the cleanliness, safety, occupation and use of the Demised Premises, which in the judgment of the Lessor are reasonable shall be observed by the Lessee, its employees, agents, customers and business invitees.

                                   ARTICLE 6
                      COMPLIANCE WITH LEGAL REQUIREMENTS

           Section 6.01. Throughout the term of this Lease, Lessee, at its sole cost and expense, will promptly comply with all requirements of law related specifically to Lessee's specific use and occupation of the Demised Premises or with respect to any modifications or renovation to the Demised Premises proposed by Lessee and not to the Premises generally, and will procure and maintain all permits, licenses and other authorizations required with respect to the Demised Premises, or any part thereof, for the lawful and proper operation, use and maintenance of the Demised Premises or any part thereof. Lessee shall in each and every event and instance, at its sole cost and expense, be responsible for compliance with all codes and regulations with respect or relating to the Demised Premises, including, without limitation, those occasioned by work performed by, for or with consent of Lessor at the Premises. Lessor shall be responsible for compliance of the Building and Premises with all requirements of law in all other cases.


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                                   ARTICLE 7
        RENOVATION, CONDITION, REPAIRS AND MAINTENANCE DEMISED PREMISES

           Section 7.01. Except as set forth herein, Lessor has made no representations, warranties or undertakings as to the present or future condition of the Premises or the fitness or availability of the Premises for any particular use, except as specifically set forth in Exhibit B hereto. Lessor reserves the right to modify the work contemplated in Exhibit B provided that such modifications do not unreasonably interfere with Lessee's use of the Demised Premises.

           Section 7.02. Lessor agrees to construct the Demised Premises, in a good and workmanlike manner, substantially in accordance with the provisions of Exhibit B attached to and made a part of this Lease ("Landlord's Work"). It is understood and agreed that any changes in Landlord's Work other than substantial changes, which may be reasonably necessary or, in the opinion of Lessor, advisable, may be made by Lessor prior to completion of construction of the Demised Premises and that such changes shall not require the approval of Lessee. Substantial changes in Landlord's Work which affect the Demised Premises shall require the approval of Lessee but Lessee agrees that it will not unreasonably withhold or delay its approval thereof. No such change or changes in Landlord's work will in any way affect this Lease or the validity thereof. Lessor and Lessee agree that the opening of the Demised Premises by Lessee for its business shall constitute an acknowledgment by Lessee that the Demised Premises are in the condition they are required to be in by this Lease and that Lessor has satisfactorily performed the construction required of Lessor and Landlord's Work has been satisfactorily completed, except as may be noted on a written punchlist prepared by Lessee and Lessor. Lessee shall perform all work required beyond Lessor's Work to make the Demised Premises completed for Lessee s use.

           Section 7.03. Throughout the term of this Lease, the Lessee agrees to maintain all portions of the Demised Premises not required to be maintained by Lessor in the same condition as they are in on the Commencement Date or as they may be put in during the term of this Lease, reasonable wear and tear, damage by fire or other insured casualty only excepted, and whenever necessary, to replace bulbs and ballasts in lighting fixtures and to replace plate glass and other glass therein. Lessee shall maintain all improvements and alterations made by it.

           Section 7.04. Lessor, or agents or prospective lenders of Lessor, at reasonable times, shall be permitted to enter upon the Demised Premises to examine the condition thereof, to make repairs, alterations and additions as Lessor should elect to do, to show the Demised Premises to others, and at any time within nine (9) months before the expiration of the term, and for such purposes, Lessee hereby grants to Lessor and any prospective lessees accompanying Lessor a right of access to the Demised Premises.

           Section 7.05. Lessor shall maintain and repair all common areas and all structural components of the building and mechanical components of the building serving more than one tenant, provided the same were not installed by Lessee, at Lessor's sole cost and expense (subject to reimbursement in accordance with the provisions of Article 2), provided, however, Lessee shall


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repair any damage caused by it or its licensees, invitees, guests, agents or employees.

                                   ARTICLE 8
                           ALTERATIONS AND ADDITIONS

           Section 8.01. The Lessee shall not make any alterations or additions, structural or non-structural, to the Demised Premises without first obtaining the written consent of Lessor on each occasion which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee need not obtain Lessor's prior written consent for non-structural alterations or additions costing less than $3,500.00. Wherever consent is required, it shall include approval of plans and contractors. All such allowed alterations, including reasonable costs of review in seeking Lessor's approval, shall be made at Lessee's expense, in compliance with all laws, and shall be in quality at least equal to the present construction. Except as set forth below, any alterations or additions made by the Lessee which are permanently affixed to the Demised Premises or affixed in a manner so that they cannot be removed without defacing or damaging the Demised Premises shall, if Lessor so elects, become property of the Lessor at the termination of occupancy as provided herein. If Lessor elects not to retain such alterations or additions, upon termination of this Lease, they shall be removed by Lessee, at its expense, with minimal disturbance to the Demised Premises. Alterations or additions not affixed and which may be removed with minimal disturbance or repairable damage may be removed by Lessee provided such disturbance or damage is restored and repaired so that the Demised Premises are left in at least as good a condition as they were in at the commencement of the term. All other alterations and additions made by Lessee and not to be retained by Lessor shall be removed by Lessee, at its expense, at the end of the term and the Demised Premises shall be left in the same condition as at the commencement of the term, reasonable wear, tear and damage by fire, if insured, or other insured casualty or taking or condemnation by public authority excepted.

                                   ARTICLE 9
                              DISCHARGE OF LIENS

           Section 9.01. Lessee will not create or permit to be created or to remain, and will promptly discharge, at its sole cost and expense any lien, encumbrance or charge (on account of any mechanic's, laborer's, materialmen's or vendor's lien, or any mortgage, or otherwise) made or suffered by Lessee which is or might be or become a lien, encumbrance or charge upon the Demised Premises or any part thereof upon Lessee's leasehold interest therein, having any priority or preference over or ranking on a parity with the estate, rights and interest of Lessor in the Demised Premises or any part thereof, or the rents, issues, income or profits accruing to Lessor therefrom, and Lessee will not suffer any other matter or thing within its control whereby the estate, rights and interest of Lessor in the Demised Premises or any part thereof might be materially impaired.

                                   ARTICLE 10
                                 SUBORDINATION

           Section 10.01.

         (a) If any holder of a mortgage or holder of a ground lease of property which includes the Demised Premises and executed and recorded subsequent to the date of this Lease, shall so elect, the interest of the Lessee hereunder shall be subordinate to the rights of such holder, provided that such holder shall agree to recognize in writing the rights of the Lessee hereunder upon the payment of rent and other charges payable by the Lessee under this Lease, and the performance by the Lessee of the Lessee's obligations hereunder (but without any assumption by such holder of the Lessor's obligations under this Lease); or

         (b) If any holder of a mortgage or holder of a ground lease of property which includes the Demised Premises shall so elect, this Lease, and the rights of the Lessee hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed and delivered, and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage.

                  The election of any such holder as to Subsection (a) above shall be exercised by notice to the Lessee, in the same fashion as notices under this Lease are given by the Lessor to the Lessee, and, if such notice is given, such subordination shall be effective with reference to advances then or thereafter made by such holder under such mortgage or in connection with such ground lease financing. Any election as to Subsection (b) above shall become effective upon either notice from such holder to the Lessee in the same fashion as notices from the Lessor to the Lessee are to be given hereunder or by the recording in the appropriate registry or recorder's office of an instrument, in which such holder subordinates its rights under such mortgage or ground lease to this Lease.

                  In the event any holder shall succeed to the interest of Lessor, the Lessee shall, and does hereby agree to attorn to such holder and to recognize such holder as its Lessor and Lessee shall promptly execute and deliver any instrument that such holder may reasonably request to evidence such attornment provided such document contains satisfactory non-disturbance provisions to allow Lessee to remain in occupancy pursuant to this Lease as long as Lessee remains current and not in default of its obligations hereunder. Upon such attornment, the holder shall not be: (i) liable in any way to the Lessee for any act or omission, neglect or default on the part of Lessor under this Lease; (ii) responsible for any monies owing by or on deposit with Lessor to the credit of Lessee unless received by the holder; (iii) subject to any counterclaim or setoff which theretofore accrued to Lessee against Lessor;
                  (iv) bound by any modification of this Lease subsequent to such mortgage or by any previous prepayment of regularly scheduled monthly installments of fixed rent for more than (1) month, which was not approved in writing by the holder; (v) liable to the Lessee beyond the holder's interest in the Premises and the rents, income, receipts, revenues, issues and profits issuing from such Property; or (vi) responsible for the performance of any work to be done by the Lessor under this Lease to render the Demised Premises ready for occupancy by the Lessee; or (vii) liable for any portion of a security deposit not actually received by the holder.

         (c) The covenant and agreement contained in this Lease with respect to the rights, powers and benefits of any such holder constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry of foreclosure assumes the obligations herein set forth with respect to such holder; every such holder is hereby constituted a party to this Lease and an obligee hereunder to the same extent as though its name was written hereon as such; and such holder shall at its written election be entitled to enforce such provisions in its own name.

         (d) No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the term, or otherwise materially change the rights of the Lessor under this Lease, or to relieve the Lessee of any obligations or liability under this Lease, shall be valid unless consented to in writing by any and all Lessor's mortgagees or ground lessors of record, if any.

         (e) The Lessee agrees on request of the Lessor to execute and deliver from time to time any agreement, in recordable form, which may reasonably be deemed necessary to implement the provisions of this Section 10.01.

           Section 10.02. Lessee agrees to furnish to Lessor, within ten (10) days after request therefor from time to time, a written statement in the form provided by Lessor setting forth the following information:

         (i)      The then remaining term of this Lease;

         (ii) The applicable rent then being paid, including all additional rent based upon the additional rent most recently established;

         (iii) That the Lease is current and not in default or specifying any default;

         (iv) That the Lessee has no current claims for offsets against the Lessor, or specifically listing any such claims;

         (v)      The date through which rent has then been paid;

         (vi) Such other information relevant to the Lease as Lessor may reasonably request; and

         (vii) A statement that any prospective mortgage lender and/or purchaser may rely on all such information.

           Section 10.03. After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Demised Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with the Lessor, as ground lessee, which includes the Demised Premises as a part of the mortgaged premises, no notice from the Lessee to the Lessor shall be effective unless and until a copy of the same is given in the same manner as required for notice in this Lease to such holder or ground lessor, and the curing of any of the Lessor's defaults by such holder or ground lessor shall be treated as performance by the Lessor. Accordingly, no act or failure to act on the part of the Lessor which would entitle the Lessee under the terms of this Lease, or by law, to be relieved of the Lessee's obligations hereunder, to exercise any right of self-help or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) the Lessee shall have first given written notice of the Lessor's act or failure to act on the part of the Lessor which could or would give basis for the Lessee's rights; and (ii) such holder or ground lessor, after receipt of such notice, has failed or refused to correct or cure the condition complained of within the cure period allowed the Lessor or within such reasonable time that provides Mortgagee time to take possession and to cure the default.

           Section 10.04. With reference to any assignment by the Lessor of the Lessor's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or a ground lessor on property which includes the Demised Premises, the Lessee agrees:

         (a) That the execution thereof by the Lessor, and the acceptance thereof by the holder of such mortgage or ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of the Lessor hereunder, unless such holder or ground lessor shall, by notice sent to the Lessee, specifically make such election; and

         (b) That, except as aforesaid, such holder or ground lessor shall be treated as having assumed the Lessor's obligations hereunder only upon foreclosure of such holder's mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of the Lessor's position hereunder by such ground lessor.

           Section 10.05. Lessor shall use reasonable efforts to obtain a non-disturbance agreement from existing lender but Lessor's failure to obtain the same shall not in any way change the Lessee's obligations under this Lease.

                                   ARTICLE 11
                       FIRE, CASUALTY AND EMINENT DOMAIN

           Section 11.01. Should a substantial portion of the Demised Premises or the property of which they are a part be damaged by fire or other casualty, or be taken by eminent domain, the Lessor, at its sole option, may elect to terminate this Lease. When fire or other unavoidable casualty or taking renders the Demised Premises substantially unsuitable for its intended use, a just and proportionate abatement of rent shall be made, and the Lessee may elect to terminate this Lease if:

         (a) The Lessor fails to give written notice within sixty (60) days after such casualty of its intention to restore the Demised Premises or provide alternate access, if access has been taken or destroyed; or

         (b) If Lessor gives notice of its intention to restore and the Lessor fails to restore the Demised Premises to a condition substantially suitable for their intended use or fails to provide alternate access within one hundred twenty (120) days of such fire or other unavoidable casualty, or taking.

           The Lessor reserves, and the Lessee grants to the Lessor, all rights which the Lessee may have for damages or injury to the Demised Premises for any taking by eminent domain, except for damages specifically awarded on account of the Lessee's fixtures, property or equipment, which may be removed at the end of the term. For purposes of this Section, a taking or damage shall be substantial if it shall affect more than twenty-five (25%) percent of the Demised Premises or the property of which they are a part. Notwithstanding the foregoing, Lessee shall be free to pursue damages for relocation and other expenses provided it does not reduce any of the awards to Lessor.

                                   ARTICLE 12
                                INDEMNIFICATION

           Section 12.01. Except as set forth in Section 12.02, Lessee shall protect, indemnify and save harmless Lessor, its managing agent and any mortgagee or ground lessor from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including all reasonable attorneys' fees and expenses of employees, which may be imposed upon or incurred by or asserted against them by reason of any of the following occurring during the term of this Lease:

         (a)      any work or thing done in or on the Demised Premises;

         (b) any use, non-use, possession, occupation, condition, operation, or maintenance of the Demised Premises or any part thereof, including, without limiting the generality of the foregoing, the use or escape of water or the bursting of pipes, or any nuisance made or suffered on the Demised Premises;

         (c) any act or omission (with respect to the Demised Premises, or the use or management thereof, or this Lease) on the part of Lessee or any of its agents, contractors, customers, servants, employees, licensees, invitees, mortgagees, assignees, sub-tenants or occupants holding by, through or under Lessee;

         (d) any accident, injury or damage to any person or property occurring in or on the Demised Premises.

           Section 12.02. Subject in any and all events to the limitations of
Section 20.16, Lessor shall protect, indemnify and save harmless Lessee from and against all liabilities, obligations, damages, penalties, claims, causes of action, costs, charges and expenses, including all reasonable attorneys' fees and expenses of employees, which may be imposed upon or incurred by or asserted against Lessee during the term of this Lease as a result of:

         (a) any negligent act or omission or willful misconduct on the part of Lessor or any of its agents, contractors, customers, servants, or employees; or

         (b) any accident, injury or damage to any person or property occurring in or on common areas at the Premises open to all tenants, unless caused by an act or omission described in
                  Section 12.01 (c) above.

           Section 12.03. In case any action or proceeding is brought against either party by reason of any such occurrence, the party required to provide indemnification, upon written notice from the party entitled to indemnification, will, at the sole cost and expense of the party required to provide indemnification, resist and defend such action or proceeding or cause the same to be resisted and defended, by counsel designated by the party required to provide indemnification and approved in writing by the party to be defended, which approval shall not be unreasonably withheld.

                                   ARTICLE 13
                MORTGAGES, ASSIGNMENTS AND SUBLEASES BY LESSEE

           Section 13.01. Lessee's interest in this Lease may not be mortgaged, encumbered, assigned or otherwise transferred, or made the subject of any license or other privilege, by Lessee or by operation of law or otherwise, and the Demised Premises may not be sublet, as a whole or in part, without in each case the prior written consent of Lessor, which shall not be unreasonably withheld or delayed, and the execution and delivery to Lessor by the assignee or transferee of a good and sufficient instrument whereby such assignee or transferee assumes all obligations of Lessee under this Lease. In connection with any request by Lessee for such consent to assignment or sublet, Lessee shall provide Lessor with all relevant information requested by Lessor concerning the proposed assignee's or subtenant's financial responsibility, credit worthiness and business experience to enable Lessor to make an informed decision. Lessee shall reimburse Lessor promptly for all reasonable out-of-pocket expenses incurred by Lessor including reasonable attorneys' fees in connection with the review of Lessee's request for approval of any assignment or sublease. Upon receipt from Lessee of such request and information, Lessor shall have the right, but not the obligation, to be exercised in writing within ten (10) calendar days after its receipt from Lessee of such request and information, (i) if the request is to assign the Lease through the end of the then current term, to terminate this Lease, or (ii) if the request is to sublet a portion of the Demised Premises through the end of the then current term, to release Lessee from its obligations under this Lease with respect to the portion of the Demised Premises subject to the proposed sublet for the term of the proposed sublease or (iii) if the request is to sublet all of the Demised Premises through the end of the then current term, to terminate this Lease for the term of the proposed sublease; in each case as of the date set forth in Lessor's notice of exercise of such option, which date shall not be less than thirty (30) days nor more than ninety (90) days following the giving of such notice. In the event of an assignment or a sublet of the Demised Premises where Lessor exercised its option to terminate this Lease, Lessee shall surrender possession of the entire Demised Premises on a date to be mutually agreed upon, but not later than the termination date, in accordance with the provisions of this Lease relating to surrender of the Demised Premises at the expiration of the term, and thereafter neither Lessor nor Lessee shall have any further liability with respect thereto. In the event of a sublet of the Demised Premises where Lessor does not terminate this Lease but releases Lessee from its obligations under this Lease with respect to the portion of the Demised Premises subject to the sublet, Lessee shall surrender the portion of the Demised Premises subject to the sublease on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of the Demised Premises at the expiration of the term, and, at Lessee's option, at the end of the term of the sublet the space subject to the sublet shall be included in the Demised Premises and thereafter Lessee shall be responsible for all obligations of Lessee hereunder with respect to such space as a primary obligator, or Lessee shall be released of its obligations with respect to such space and thereafter shall have no right to occupy that space. If this Lease shall be canceled as to a portion of the Demised Premises only, annual Base Rent and Lessee' pro-rata share of Operating Expenses and Real Estate Taxes shall be readjusted proportionately according to the ratio that the number of square feet and the portion of the space surrendered compares to the floor area of Lessee's Demised Premises during the term of the proposed sublet. Lessee shall not offer to make, or enter into negotiations with respect to an assignment, sublease or transfer to: (i) any entity owned by, or under the common control of, whether directly or indirectly, a tenant in the Premises; or (ii) any party with whom Lessor is then negotiating with respect to other space in the Premises; or (iii) any party which would be of such type, character, or condition as to be inappropriate as a tenant for the building. It shall not be unreasonable for Lessor to disapprove any proposed assignment, sublet or transfer to any of the foregoing entities. Any purported assignment, sublet or transfer under this
Article 13 without Lessor's prior written consent shall be void and of no effect. From and after any such assignment or transfer, the obligations of each such assignee and transferee and of the original Lessee named as such in this Lease to fulfill all of the obligations of Lessee under this Lease shall be joint and several. No acceptance of rent by Lessor from or recognition in any way of the occupancy of the Demised Premises by a sublessee or assignee shall be deemed a consent to such sublease or assignment. In the event Lessee assigns or sublets the Demised Premises or any part thereof, Lessee shall, after deducting all reasonable out-of-pocket costs and expenses incurred by Lessee to third parties in connection therewith, share equally with Lessor in any rents received by Lessee in excess of the rents and other expenses due to Lessor.

           Section 13.02. Except as set forth herein or as agreed by Lessor, no assignment or transfer of any interest in this Lease, no sublease of the Demised Premises or any part thereof, and no execution and delivery of any instrument of assumption pursuant to Section 13.01 hereof shall in any way affect or reduce any of the obligations of Lessee under this Lease, but this Lease and all of the obligations of Lessee under this Lease shall continue in full force and effect as the obligations of a principal (and not as the obligations of a guarantor or surety). Each violation of any of the covenants, agreements, terms or conditions of this Lease, whether by act or omission, by any of Lessee's permitted encumbrances, assignees, employees, transferees, licensees, grantees of a privilege, sub-tenants or occupancy, shall constitute a violation thereof by Lessee if not cured within applicable grace periods.

           Notwithstanding the above, provided Lessee is not in default of this Lease, Lessee shall have the right to assign this Lease without Lessor's consent: to any subsidiary, parent, or affiliate controlled by, controlling, or under common control with Lessee provided, however, that in any such event: (i) use of the Demised Premises shall be that permitted under the Lease only; (ii) the creditworthiness of the proposed assignee shall be acceptable to the Lessor in its reasonable judgement and Lessor has been provided with audited financial statements or equivalent evidence of the same; and (iii) Lessee's liability hereunder shall continue and be joint and several with the assignee.

                                   ARTICLE 14
                                    DEFAULT

           Section 14.01. In the event that:

         (a) the Lessee shall default in the due and punctual payment of any installment of rent, or any part thereof, when and as the same shall become due and payable and such default shall continue for more than five (5) days after such payment is due.

         (b) the Lessee shall default in the payment of any additional rent payable under this Lease or any part thereof, when and as the same shall become due and payable, and, except for the payment of additional rent for increased real estate taxes which shall be due and payable without grace period at least ten (10) days prior to the date specified in a notice from Lessor to Lessee, such default shall continue for a period of ten (10) days; or

         (c) the Lessee shall default in the observance or performance of any of the Lessee's covenants, agreements or obligations hereunder, other than those referred to in the foregoing clauses (a) and (b), and such default shall not be corrected within twenty-one (21) days after written notice of said default, or if such default cannot be cured within 21 days Lessee shall have such additional time to cure such default as is necessary so long as Lessee has commenced curing same within the 21 day period and shall diligently and continually prosecute same to completion and provided such default will not create a default in Lessor's mortgage. No extended cure period shall be permitted where such default strictly relates to payment of rent or additional rent; or

         (d) the Lessee shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, shall file any petition or answer seeking any reorganization, arrangement, composition, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, or shall seek, or consent, or acquiesce in the appointment of any trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties, or of the Demised Premises, or shall make any general assignment for the benefit of creditors; or

         (e) any court enters an order, judgment or decree approving a petition filed against Lessee seeking any reorganization, arrangement, composition, dissolution or similar relief under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of sixty (60) days; or

         (f) the Demised Premises shall be abandoned (unless approved by the Lessor);

then Lessor shall have the right thereafter to re-enter and take complete possession of the Demised Premises, to declare this Lease terminated and to remove the Lessee's effects without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The Lessee shall indemnify the Lessor against all loss of rent and other payments which the Lessor may incur by reason of such termination during the residue of the term. Lessor agrees to use reasonable efforts to mitigate its damages.

           Section 14.02. If the Lessee shall default in the observance or performance of any condition or covenants on Lessee's part to be observed or performed under or by virtue of any of the provisions and any Article of this Lease, the Lessor, after any applicable notice to Lessee and opportunity to cure provided elsewhere in this Lease, without being under any obligations to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the Lessee. If the Lessor makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to reasonable attorneys' fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of eighteen (18%) percent per annum and costs, shall be paid upon demand to the Lessor by the Lessee as additional rent.

           Section 14.03. No failure by Lessor to insist upon strict performance of any covenant, agreement, term or condition of this Lease, or to exercise any right or remedy consequent upon breach thereof, and no acceptance of full or partial rent during the continuance of any breach, shall constitute a waiver of any such or of any covenant, agreement, term or condition. No covenant, agreement, term or condition of this Lease to be performed or complied with by Lessee, and no breach thereof, shall be waived, altered or modified except by written instrument executed by Lessor. No waiver of any breach shall affect or alter this Lease, but each and every covenant, agreement, term and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

           Section 14.04. In the event (i) more than one payment in a calendar year of rent (or additional rent) is not paid within five (5) business days of the due date, or (ii) a check received by Lessor from Lessee shall be dishonored, then because actual damages for a late payment or for a dishonored check are extremely difficult to fix or ascertain, but recognizing that damage and injury result therefrom, Lessee agrees to pay as an administrative fee and not as a penalty: (I) the greater of (a) 5% of the amount due in (i) above or
(b) $150.00 as liquidated damages for each late payment and (II) the greater of 2.5% of the amount due in (ii) or $45.00 as liquidated damages for each time a check is dishonored. (The grace period herein provided is strictly related to the fee for a late payment and shall in no way modify or stay Lessee's obligation to pay rent when it is due, nor shall the same preclude Lessor from pursuing its remedies under this Section 14, or as otherwise allowed by law.) In the event that two (2) or more Lessee's checks are dishonored, Lessor shall have the right, in addition to all other rights under this lease, to demand all future payments by certified check or money order. Furthermore, if any payment of rent (annual or additional) or any other payment payable hereunder by Lessee to Lessor shall not be paid within the applicable grace period, the same shall bear interest, from the date when the same was due until the date paid, at the rate of eighteen percent (18%) per annum. Such interest shall constitute additional rent payable hereunder.

           Section 14.05. Each right and remedy of Lessor provided for in this Lease shall be cumulative and concurrent and shall be in addition to every other right or remedy provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lessor of any one or more of the rights or remedies provided for in this Lease now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous exercise by Lessor of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise.

           Section 14.06. Whenever, under any provision of this Lease, Lessee shall be entitled to receive any payment from Lessor or to exercise any privilege or right under this Lease, Lessor shall not be obligated to make any such payment and Lessee shall not be entitled to exercise any such privilege or right so long as Lessee shall be in default under any of the provisions of this Lease, and until after such default shall have been cured, if cured prior to the expiration or termination of this Lease pursuant to the provisions of Section
14.01 hereof, Lessee shall not be entitled to offset against rent or any other charges payable under this Lease any payments due from Lessor to Lessee or any Mortgagee.

                                   ARTICLE 15
                                   SURRENDER

           Section 15.01. Lessee shall, upon any expiration or earlier termination of this Lease, remove all of Lessee's goods and effects from the Demised Premises. Lessee shall peaceably vacate and surrender to the Lessor the Demised Premises and deliver all keys, locks thereto, and other fixtures connected thereto, unless Lessor requests removal of the same, and all alterations and additions made to or upon the Demised Premises, in the same condition as they were at the commencement of the term, or as they were put in during the term hereof, reasonable wear and tear and damage by insured fire or other unavoidable casualty or taking or condemnation by public authority or as a result of Lessor's negligence only excepted. In the event of the Lessee's failure to remove any of Lessee's property from the Demised Premises, Lessor is hereby authorized, without liability to Lessee for loss or damage there at, and at the sole risk of Lessee, to remove and store any of the property at Lessee's expense, or to retain same under Lessor's control or to sell at public or private sale, after thirty (30) days notice to Lessee at its address last known to Lessor, any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property. If Lessee holds over at the Demised Premises, Lessee shall be a tenant at sufferance and shall be liable for payment for use and occupancy thereat at the rate of one and one-half (1.5) times the Base Rent most recently payable, plus all additional rent, and shall be and remain liable to Lessor for all damage, loss and cost incurred by Lessor, including reasonable attorneys' fees, as a result of such holding over by Lessee.

                                   ARTICLE 16
                                QUIET ENJOYMENT

           Section 16.01. Lessee, subject to any ground leases, deeds of trust and mortgages to which this Lease is subordinate upon paying the rent and other charges herein provided for and performing and complying with all covenants, agreements, terms and conditions of this Lease on its part to be performed or complied with, shall not be prevented by the Lessor from lawfully and quietly holding, occupying and enjoying the Demised Premises during the term of this Lease, except as specifically provided for by the terms hereof.

                                   ARTICLE 17
                            ACCEPTANCE OF SURRENDER

           Section 17.01. No surrender to Lessor of this Lease or of the Demised Premises or any part thereof or of any interest therein by Lessee shall be valid or effective unless required by the provisions of this Lease or unless agreed to and accepted in writing by Lessor. No act on the part of any representative or agent of Lessor, and no act on the part of Lessor other than such a written agreement and acceptance by Lessor, shall constitute or be deemed an acceptance of any such surrender.

                                   ARTICLE 18
                         NOTICES - SERVICE OF PROCESS

           Section 18.01. All notices, demands, requests and other instruments which may or are required to be given by either party to the other under this Lease shall be in writing. All notices, demands, requests and other instruments from Lessor to Lessee shall be deemed to have been properly given if sent by United States certified mail, return receipt requested, postage prepaid, or if sent by prepaid Federal Express or other similar overnight delivery service which provides a receipt, addressed to Lessee at the Demised Premises, or at such other address or addresses as the Lessee from time to time may have designated by written notice to Lessor, or if left on the Demised Premises. All notices, demands, requests and other instruments from Lessee to Lessor shall be deemed to have been properly given if sent by United States certified mail, return receipt requested, postage prepaid or if sent by prepaid Federal Express or other similar overnight delivery service which provides a receipt, addressed to Lessor at One Appleton Street, Boston, MA 02116, or at such other address as Lessor from time to time may have designated by written notice to Lessee. Any notice shall be deemed to be effective upon receipt by, or attempted delivery to, the intended recipient.

                                   ARTICLE 19
                          SEPARABILITY OF PROVISIONS

           Section 19.01. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or contrary to applicable law or unenforceable, the remainder of this Lease, and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or contrary to applicable law or unenforceable, as the case may be, shall not be affected thereby, and each term and provision of this Lease shall be legally valid and enforced to the fullest extent permitted by law.

                                   ARTICLE 20
                                 MISCELLANEOUS

           Section 20.01. This Lease may not be modified or amended except by written agreement duly executed by the parties hereto.

           Section 20.02. This Lease shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.


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
           Section 20.03. This Lease may be executed in several counterparts, each of which shall be an original but all of which shall constitute but one and the same instrument.

           Section 20.04. The covenants and agreements herein contained shall, subject to the provisions of this Lease, bind and inure to the benefit of Lessor, his successors and assigns, and Lessee, and Lessee's permitted successors and assigns, and no extension, modification or change in the terms of this Lease effected with any successor, assignee or transferee shall cancel or affect the obligations of the original Lessee hereunder unless agreed to in writing by Lessor. The term "Lessor" as used herein and throughout the Lease shall mean only the owner or owners at the time in question of Lessor's interest in this Lease. Upon any transfer of such interest, from and after the date of such transfer, Lessor herein named (and in case of any subsequent transfers the then transferor), shall be relieved of all liability for the performance or observance of any agreements, conditions or obligations on the part of the Lessor contained in this Lease except for defaults by Lessor prior to such transfer or monies owed by Lessor to Lessee and which were not assigned to and repayment thereof assumed by such transferee, provided that if any monies are in the hands of Lessor or the then transferor at the time of such transfer, and in which Lessee has an interest, shall be delivered to the transferee, then Lessee shall look only to such transferee for the return thereof.

           Section 20.05. This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrument shall have any force or effect.

           Section 20.06. In the event this Lease or a copy thereof shall be recorded by Lessee, then such recording shall constitute a default by Lessee under Article 14 hereof entitling Lessor to immediately terminate this Lease. Within a reasonable time after the Commencement Date upon request by Lessee, Lessor and Lessee shall execute a document in recordable form containing only such information as is necessary to constitute a Notice of Lease, including the first sentence of Section 10.01 hereof. All costs of preparation and recording such notice shall be borne by Lessee.

           Section 20.07. The submission of this Lease for review or comment shall not constitute an agreement between Lessor and Lessee until both have signed and delivered copies thereof.

           Section 20.08. Whenever Lessee is required to obtain Lessor's approval hereunder, Lessee agrees to reimburse Lessor all reasonable out-of-pocket expenses incurred by Lessor, including reasonable attorney fees in order to review documentation or otherwise determine whether to give its consent.

           Section 20.09. Lessee shall furnish to Lessor on the execution of this Lease and within one hundred twenty (120) days after each calendar year of each year during the Term an accurate, up-to-date, audited if available, financial statement of Lessee showing Lessee's financial condition for the twelve (12) month period ending the immediately preceding December 31 provided that Lessor agrees to maintain the confidentiality of such information and shall not disclose it to any third party without Lessee's prior written consent which shall not be unreasonably withheld or delayed. The foregoing shall not apply to any information which is publicly available or subject to SEC or other disclosure requirements.

           Section 20.10. Lessee will be entitled to the use of seven (7) designated parking spaces at the Premises for the parking of passenger motor vehicles during the term of this Lease. Lessee shall pay to Lessor as additional rent for the right to use such seven (7) spaces an amount equal to $1,050.00 per month, which payment shall be made monthly together with Base Rent. Upon thirty days prior written notice to Lessee, Lessor shall be entitled to increase the monthly parking charge, which is currently based on a charge of $150.00 per space per month, to reflect the then fair market rate for comparable parking spaces in Cambridge. Lessee agrees to use these spaces only for its officers, employees, guests, invitees and clients, in connection with the operation of its business, in accordance with reasonable rules and regulations adopted from time to time by Lessor.

           Section 20.11. Lessor shall provide Lessee with a dead storage area of approximately 776 rentable square feet on the sixth floor of the building. Said area shall be used by Lessee solely for dead storage purposes as an ancillary use in connection with Lessee's use of the Demised Premises. Lessee shall pay the Lessor as additional rent for the right to use such storage space at the rate of $905.33 per month, payable on the first day of each month in advance, except that the first months' rent shall be paid upon the execution of this Lease. The rent for any partial month shall be pro rated on a per diem basis. There shall be no additional charges for operating expenses, real estate taxes or electricity use. Lessee agrees that it is accepting said area in "as is" condition and that at no time will Lessor be obligated to perform any work in connection with said area.

           Section 20.12. Lessor may relocate Lessee to substantially comparable space in the building of which the Demised Premises are a part (including finish work comparable to that in the Demised Premises), provided Lessor pays for all of Lessee's out-of-pocket moving costs incurred in connection with such relocation to compensate the Lessee for relocating.

           Section 20.13. Lessor and Lessee each represent and warrant that they have not directly or indirectly dealt with any broker with respect to the leasing of the Demised Premises other than CB/Richard Ellis Whittier Partners and Insignia/ESG, Inc. Each party agrees to exonerate and save harmless and indemnify the other against any claims for a commission by any broker, person or firm other than CB/Richard Ellis Whittier Partners and Insignia/ESG, Inc. with whom such party has dealt in connection with the execution and delivery of this Lease or out of negotiations between Lessor and Lessee with respect to the leasing of the space in the Premises.

           Section 20.14. The obligations of the Lessee hereunder shall be joint and several obligations of Lessee and any guarantors or successors. The Lessor may proceed against any or all of Lessee, any guarantors and any and all of their heirs, legal representatives, successors and assigns in the event of a default hereunder.

           Section 20.15. Lessee shall conform to all building exterior and interior signage in accordance with Lessor's standard signage specifications. All signage must receive Lessor approval prior to installation.

           Section 20.16. Limitation of Liability. None of the provisions of this Lease shall cause Lessor to be liable to Lessee, or anyone claiming through or on behalf of Lessee, for any special, indirect or consequential damages, including, without limitation, lost profits or revenues. In no event shall any individual partner, officer, shareholder, trustee, beneficiary, director, manager, member or similar party, including, without limitation, Lessor's managing agent, be liable to Lessee, or anyone claiming by through or under Lessee for the performance of or by Lessor or Lessee under this Lease or any amendment, modification or agreement with respect to this Lease. Lessee agrees to look solely to Lessor's interest in the Premises in connection with the enforcement of Lessor's obligations in this Lease or for recovery of any judgment from Lessor, it being agreed that Lessor shall never be personally liable for any judgment, or incidental or consequential damages sustained by Lessee from whatever cause.

           Section 20.17. Emergency Action. In the event of an emergency, as reasonably determined by Lessor or Lessee, as applicable, in order and to the extent necessary to protect life or property, the party making that determination, where it is not practical to notify the other party, may take action and incur out-of-pocket cost to third parties for matters otherwise the obligation of the other party hereunder and, to the extent the party taking action incurs expense in so acting, which expense, but for such emergency would have been the expense of the other, then the party on behalf of whom such action was taken and expense incurred will, within fourteen (14) days after receipt of documentation of such expenses, reimburse the party which incurred such expense.

           Section 20.18. In the event Lessor shall be delayed or hindered in or prevented from the performance of any act required under this Lease to be performed by Lessor by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restricted governmental law or regulations, riots, insurrection, war or other reason of a like nature not within the reasonable control of the Lessor, then performance of such act shall be excused for the period of the delay, and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay.

                                   ARTICLE 21
                               OPTION TO EXTEND

           Section 21.01. Provided the obligations of Lessee under this Lease shall then be current and not in default beyond all applicable notice and grace periods, Lessee shall have the right, at its election, to extend the original term of this Lease for one (1) additional period of five (5) years (the "Option Term"), commencing upon the expiration of the original term, provided that

Lessee shall give Lessor written notice in the manner provided in Section 18.01 of the exercise of its election to so extend at least twelve (12) months prior to the expiration of the original term. The expression "the original term" means the period of years referred to in Section 1.02. Prior to the exercise by Lessee of said election to extend the original term, the expression "the term of this Lease" or any equivalent expression shall mean the original term; after the exercise by Lessee of the aforesaid election, the expression "the term of this Lease" or any equivalent expression shall mean the original term as extended. Except as expressly otherwise provided in this Lease, all the agreements and conditions contained in this Lease shall apply to the additional period to which the original term shall be extended as aforesaid. If Lessee shall give written notice as provided in Section 18.01 of the exercise of the election in the manner and within the time provided aforesaid, the term shall be extended upon the giving of the notice without the requirement of any action on the part of the Lessor or written confirmation of receipt by Lessor.

           Section 21.02. The annual Base Rent payable for each year during the Option Term shall be 95% of Market Rent as determined in the manner set forth in
Section 21.03 below.

           Section 21.03. If Lessee gives Lessor timely notice of its intention to extend the then current term of this Lease, then within sixty (60) days thereafter, Lessor shall give Lessee written notice of the then applicable market rent for Lessee's space, based on similar space on that floor in the Premises or if no such space is available, rent for similar space in similar buildings in the same geographic area (the "Market Rent"). Rent for each year of the Option Term shall be established as 95% of the Market Rent, but in no event shall 95% of Market Rent be lower than the yearly rent most recently paid hereunder. Rent shall never be decreased below that paid in the prior lease year.

           Section 21.04. In the event that Lessee disputes the Market Rent set by Lessor, Lessee may, within fifteen (15) days of its receipt of notice from Lessor establishing such Market Rent, give notice to Lessor of such dispute and thereupon the matter shall be submitted to arbitration in accordance with the terms set forth in Section 21.05 below.

           Notwithstanding the submission of the issue of "Market Rent" to arbitration, rent for the next ensuing year of the term of this Lease shall be paid at the Lessor's 95% of "Market Rent" until the arbitration is completed. If, upon completion of the arbitration, it is determined that Market Rent is less or more than that set by Lessor, then an adjustment based upon such lower or greater rent shall be made based on the number of months therefore paid by Lessee but in no event shall rent be lower than that paid for the prior lease year. In no event shall the extension of the term of this Lease be affected by the determination of the rent, such exercise of extension being fixed at the time at which notice is given.

           Section 21.05. In the event Lessor and Lessee shall be unable to agree on the then Market Rent for the purposes of determining the minimum annual rent during the term of this Lease after the original term, then Market Rent shall be established in the following manner of arbitration:

         (a) Each of Lessee and Lessor shall choose an arbitrator knowledgeable in the field of establishing fair rental values in this area;

         (b) The arbitrators selected in accordance with "(a)" above shall select a third arbitrator knowledgeable in the field;

         (c) The selections shall be completed no later than sixty (60) days prior to the commencement of the next lease year;

         (d) Within sixty (60) days after their appointment, the arbitrators shall determine the fair market rent for the Demised Premises for the next lease year, and shall notify Lessee of such determination within seven (7) days, which determination shall be final and binding upon Lessee and Lessor. If the arbitrators are unable to agree upon the fair market rent, the fair market rent will be deemed to be the average of the fair market rents proposed by the arbitrators, except that (i) if the lowest proposed fair market rent is less than 90% of the second to lowest proposed fair market rent, the lowest proposed fair market rent will automatically be deemed to be 90% of the second to lowest proposed fair market rent and (ii) if the highest proposed fair market rent is greater than 110% of the second to highest proposed fair market rent, the highest proposed fair market rent will automatically be deemed to be 110% of the second to highest proposed fair market rent.

         (e) The foregoing arbitration shall be conducted in accordance with the rules of the American Arbitration Association or its successors;

         (f) Lessor and Lessee shall each pay one-half (1/2) of the cost of the arbitration proceedings.

           For the purpose of determining Market Rent the parties shall use as a guideline the average rental rates for comparable office space in the Building over the past year or if no comparable office lease transactions have taken place during the past year, then the guideline shall be the then market rent for similar available space in similar buildings in the same geographic area.

                                   ARTICLE 22
                             RIGHT OF FIRST OFFER

           Section 22.01. During the term hereof, provided the Lessee is not in default hereunder, the Lessor shall make available to the Lessee and the Lessee shall have the first opportunity to lease additional space in the Premises (hereinafter, the "Expansion Space") when and if it becomes available for lease directly from the Lessor, subject to then existing tenants' rights at the same terms and conditions the space is to be offered for lease to prospective tenants in the market as described in Lessor's Additional Expansion Space Notice to Lessee, subject to a four business day response time, after Lessee's receipt of

Lessor's Expansion Space Notice. If Lessee fails or neglects to give such timely written notice ("Lessee's Expansion Notice") or notifies Lessor that it does not wish to lease the Expansion Space (as offered in the Lessor's Expansion Space Notice), then Lessee's right to lease the Expansion Space under Article 22 shall be null and void and without recourse to the Lessor and Lessor may offer the space for lease to any prospective tenant. The immediately preceding sentence shall not affect Lessee's Option rights set forth in Article 21. Upon Lessor's receipt of the Lessee's Expansion Notice, Lessor will prepare and deliver to Lessee an amendment of this Lease identifying the space to be occupied by Lessee and the other terms applicable to such occupancy. All the agreements and conditions in this Lease contained herein shall apply to the Expansion Space as applicable to the Expansion Space excluding Landlord's Work. The Base Rent and Additional Rent then and thereafter payable by Lessee shall be increased to reflect the additional Base Rent and Additional Rent due from Lessee to Lessor for the Expansion Space leased by Lessee as if it had always been included in this Lease. Within fourteen (14) days after submission of an appropriate amendment to this Lease by Lessor to Lessee incorporating the Expansion Space into this Lease for the balance of the term hereof and any extension thereof, Lessee and Lessor shall execute said amendment.

           It is intended that this instrument will take effect as a sealed instrument.


           IN WITNESS WHEREOF, the Lessor and Lessee have signed the same as of this 22nd day of June, 1999.

LESSOR:               THE LINDEN LIMITED PARTNERSHIP
                      By: Beechwood Corporation, its General Partner

                      By: /s/ Jonathan G. Davis
                          ---------------------------------------------------
                          Jonathan G. Davis, its President


LESSEE:               GIGA INFORMATION GROUP, INC.

                      By: /s/ Daniel M. Clarke
                          ---------------------------------------------------
                          Its: Senior Vice President

                                  EXHIBIT "A"
                                DEMISED PREMISES
                                  page 1 of 2


           [OBJECT "FLOOR PLAN" OMITTED - UNABLE TO CONVERT TO EDGAR]

                                  EXHIBIT "A"
                                DEMISED PREMISES


           [OBJECT "FLOOR PLAN" OMITTED - UNABLE TO CONVERT TO EDGAR]

                                   EXHIBIT "B"
                                 LANDLORD'S WORK


The space shall be delivered to Lessee in its "as is" condition. Lessor will contribute up to $116,857.50 towards tenant improvement costs. At Lessee's option, Lessor will construct the Demised Premises at Lessee's cost above the aforesaid Lessor contribution, subject to mutually agreeable plans to be prepared and approved by Lessee by June 23, 1999.

                               CLERK'S CERTIFICATE



I, Victoria M. Lynch, Assistant Secretary of GIGA INFORMATION GROUP, INC., hereby certify that by unanimous consent of the Directors of said corporation, approval was given for the corporation, as Lessee, to enter into a Lease with THE LINDEN LIMITED PARTNERSHIP, as Landlord, for a total of 15,581 square feet of rentable space in the building located at, known as and numbered 139 Main Street, Cambridge, Massachusetts, a copy of which is attached hereto and made a part hereof.

I further certify that Daniel M. Clarke, Senior Vice President of the corporation has authority to execute and deliver to the Landlord said Lease on behalf of the corporation upon the above terms.


Witness my hand and seal of the corporation, this 21st day of June, 1999.



/s/ Victoria M. Lynch
----------------------------